Filed Pursuant to Rule 433
Registration Nos. 333-224689 and 333-224689-01

$1B Synchrony Card Issuance Trust, SynchronySeries Class A(2018-1)

JT-BOOKRUNNERS: Barclays, BofAML, RBC, Wells Fargo

CO-MANAGERS: Citi, MUFG, TD, Williams

Cls	$AMT(MM)	WAL	M/S/F	E.FNL	L.FNL	BMK SPREAD	YIELD	CPN	PRICE
A	$1,000.00	2.97	Aaa/AAA/AAA	09/21	09/24	IntS + 37	3.405%	3.38%	99.99700

BBERG TICKER: SYNIT 2018-A1	REGISTRATION: SEC-REG
EXPECTED PRICING: PRICED	EXPECTED RATINGS: MDY/S&P/FITCH
EXPECTED SETTLE: 09/26/18	ERISA ELIGIBLE: YES
FIRST PAY DATE: 10/15/18	MIN DEMOMS: $10k X $1k
BILL & DELIVER: BARCLAYS	CUSIP: 87166PAA9

SynchronySeries Class A(2018-1) (SYNIT 2018-A1) will be the first public term transaction from the Synchrony Card Issuance Trust, which consists of eight program partners (7 co-branded / 1 private label).

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (the “SEC”) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.